Exhibit 10.18

杏林园博湾温泉俱乐部2#楼-房产使用权转让合同

;编号 ;20150730号)

Property Transfer Contract

 (Serial No. 20150730)

转让方 ;厦门园博湾温泉酒店公司 ;下称甲方 ;

Transferor: Xiamen Yuanboyuan Hot Spring Company (Party A)

组织机构代码 ;350205571113101

Organizing Institution Bar Code: 350205571113101

住          址 ;厦门市集美区杏林社区第四组

Address: Group 4, Xinglin Community, Jimei District, Xiamen City.

电          话 ;0592-6381777

Telephone: 0592-6381777

法定 代 表人 ;周智华

Legal representative: Zhou Zhihua

受让方 ;厦门和宇酒店管理有限公司 ;下称乙方 ;

Transferee: Xiamen Heyu Hotel Management Company Limited, China (Party B)

组织机构代码 ;07938020-1

Organizing Institution Bar Code: 07938020-1

住 所 地 ;厦门市思明区吕岭路阿里山大厦13D

Address: 13D Alishan Plaza, Block No.2 Lvling Road, Siming District, Xiamen City

电          话 ;0592-5049622

Telephone: 0592-5049622

传         真: 0592-5322046

Fax: 0592-5322046

法定 代 表人 ;ANG BAN SIONG

Legal representative: ANG BAN SIONG

根据《中华人民共和国合同法》及相关法律法规的规定 ;甲、乙双方在平等、自愿、公平和诚实信用的基础上 ;经协商一致 ;就甲方将其名下的园博园的六十六年房产使用权转让给乙方作为酒店、办公室、商店及其他的用途使用 ;由乙方向甲方支付转让房产使用权费用等事宜订立本合同。

According to "contract law of the People's Republic of China" and relevant laws and regulations, on the basis of equality, voluntariness, fairness, honesty, trustworthiness and agreement of negotiations, Party A will transfer 66-year property right of Yuanboyuan garden to Party B as a hotel, offices, shops and other purpose. Party B will pay the cost to Party A of transfer of property rights and other matters to conclude the following contract.

第一条 ;转让使用权的房产情况。

Section 1, situation of transferring property

合同所述房产位于厦门市集美区杏林园博园西大门旁的园博湾温泉俱乐部 ;使用权转让部分指 ;合同后附总平面图 ; ;园博湾温泉俱乐部2#楼面积15053.77平方米 ;包括地下室及该栋楼所属的全部物业、附属设备 ; ;“使用权转让部分” ;下简称为合同房产)。

The mentioned property in the contract is located by the side of Yuanbowan hot spring club to the western gate of Yuanboyuan Park in Xinglin, Jimei district, Xiamen. The transfer part of the use right refers to (the attached site plan contract) No. 2 building with an area of 15053.77 square meters (including the basement and the buildings belonging to all property, accessory equipment) (The transfer part of the use right is called housing contract for short in the following).

第二条 ;合同目的。

Section 2, contract purposes

甲方依法转让合同房产使用权给乙方做综合商业开发及经营之用 (包括酒店、会所、办公室、商店及其他经营用途)。

Party A, in accordance with the contract, transfer house property right to Party B to make use of the integrated commercial development and management (including hotels, clubs, offices, shops and other business purposes).

第三条 ;房屋装修改造约定及现有设备交付。

Section 3, housing renovation agreement and existing equipment delivery

甲方同意乙方按合同约定对园博湾温泉俱乐部2#楼进行必要、合理的室内装修 ;但不得破坏房屋原有的基本结构。如乙方确实有需要做室外改造 ;经过甲方协商 ;可进行改造。

Party A agrees that Party B in accordance with the contract to make necessary, reasonable interior decoration of No.2 building of Yuanboyuan Hot Spring Club. But the original basic structure of the building shall not be damaged. If outdoor reconstruction is necessary, arty A can carry out after negotiation with Party B.

甲方应当向乙方提供转让房产使用权的有关手续 ;提供经营用途所需的水电设备 ;如须另行增加 ;费用均由乙方承担。 ;按施工图执行 ;有特殊要求另行约定 ;。

Party A shall provide Party B the relevant formalities of the transfer of property right and hydroelectric equipment needed for business purposes. If the equipment shall be increased, the expenses shall be borne by Party B. (It is executed according to construction drawing, any special requirements shall be separately prescribed).

第四条 ;合同房产用途约定。

Section 4, agreement of contract property use

合同房产作为综合商业开发及经营用途 ;乙方应合法经营其所使用的房产 ;不得利用该房产从事非法经营活动。

Contract property is used as a comprehensive business development and business purposes which Party B shall legally operate its use and may not use the property for illegal business.

第五条 ;合同房产使用年限及交付日期。

Section 5, use age and delivery date of contract property

1、甲、乙双方一致同意 ;合同约定转让的房产使用权年限为66年 ;自2015年 08月01日起至2080年 05月30日止。

Both parties agreed that the contract of the transfer of property rights for 66 years, from 1st August 2015 to 30th May 2080.

2、甲方应于 2015 年 09 月 30 日前将合同房产及有关设备、物品、手续、文件资料等交付至乙方 ;待本合同房产使用权期满 ;甲方有权收回该房产 ;乙方应如期返还。

Party A shall deliver contract property, related equipment, materials, formalities and documents to Party B before 30th September, 2015. Termination of property rights to this contract, Party A has the right to withdraw the property and Party B shall return on schedule.

第六条 ;续约条件及优先续签权。

Section 6, the conditions for extension and priority renewal right

乙方若要在本房产使用权合同约定的期限届满之后继续使用该房屋 ;则应于房产使用期届满前6个月向甲方提出书面继续使用请求 ;经甲方同意后可以重新签订房产使用权合同。若甲方欲同第三方续签房产使用权合同 ;应当先向乙方书面询问是否续签合同并告知同第三方约定的续签条件 ;在同等条件下 ;乙方有优先续签权。乙方应当自收到书面询问函之日起30日内做出书面回复 ;否则视为乙方放弃续签。甲方未依照上述程序 ;同第三方续签房屋使用权转让合同或其他有转让房产使用权内容的合同的 ;应当按照合同第十二条第三款承担违约责任。

If Party B shall continue to use the property after the expiration of the contract term, the party shall submit a written request to Party A for six months prior to the expiration of the term of use of the property and sign a property right contract after agreed by Party A. If Party A shall renew the use right of contract property with third parties, it should be first to Party B in writing to ask whether to renew the contract and inform the renewal conditions with third parties. Under the same conditions, Party B shall have the priority right of renewal. Party B shall make a written reply within 30 days from the date of receipt of written inquiry; otherwise Party B will abandon the renewal. Party A failing follow the above procedures and signing transfer contract of property use right or any contract with content of property use right transfer with third parties shall bear the liability of breach contract in accordance with term 3 in Section 12.

第七条 ;转让费支付方式。

Section 7, transfer fee payment

1、该房产使用权转让费用 ;按照总建筑面积人民币壹万肆仟圆/平方米计算即 21075.27万元 ;建筑面积按竣工图以政府指定测量单位测量面积为准 ; ;其付款期限如下 ;

1, According to the calculation of RMB 14000/square meters, the property rights transfer fees in accordance with the total construction area should be 210.75 million Chinese yuan (The construction area shall be subject to the measurement area of the designated measurement unit by the government in the construction area), the term of payment is as follows:

第一期 ;支付40% 的总金额为人民8430万元 ;乙方应在2015年9月30日前支付 ;

Phase 1, Party B shall pay 40% of the total amount which is 84.3 million yuan before 30th September 2015.

第二期 ;支付30% 的总金额为人民币6322万元 ;乙方应在2015年12月31日前支付 ;

Phase 2, Party B shall pay 30% of the total amount which is 63.22 million yuan before 31st December 2015.

第三期 ;支付20% 的总金额为人民币 4215万元 ;乙方应在2016年2月6日前支付 ;

Phase 3, Party B shall pay 20% of the total amount which is 42.15 million Chinese yuan before 6th February 2016

第四期 ;剩余10%的总金额2108.27万元 ;作为房产建筑工程保修金 ; ;在签订合同之日起5年后 ;乙方确认建筑内部一切无误及妥当后 ;扣除在此期间依合同第九条应扣除的部分后一次性支付给甲方。

Phase 4, The remaining 10% of the total amount which is 21.0827 million Chinese yuan (as a real estate construction project warranty) will be paid in 5 years after the signing of the contract as Party B confirm that all buildings correct and proper and make deduction of parts which will be deducted in accordance with section 9.

第八条 ;其它费用及交房约定。

Section 8, other fees and other payment

1、交付房屋前 ;甲方应缴清所有已经产生的水、电、煤气、有线、公摊及物业管理等费用 ;若乙方先代为支付的 ;可以向甲方追偿 ;交付房屋后 ;在本合同约定的房产使用期内 ;乙方使用该房屋所发生的水、电由乙方承担 ;乙方可自行处理物业管理 ; ;其它因乙方使用合同房产所产生的费用 ;亦由乙方承担。物业管理费按物业的规定缴费。

Prior delivery of property, Party A shall pay all water, electricity, gas, cable, public area fees and property management fees. In case that Party B has fulfilled the payment in advance on behalf of Party A, Party B has the right of exercising recourse to Party A. After delivery of property, Party B should bear the water, electricity in the use of the premises of the contract (Party B can handle property management); any other fees arising from the use of property by Party B should be paid by Party B (Party A shall bear the fees and taxes involved in the handling of delivery of the property).

2、甲方交付给乙方的房屋应当符合双方约定的交房条件 ;甲方应当负责房屋主体结构的质量控制、保证外墙以及玻璃幕墙的完整和质量良好、保证屋面不存在漏水等质量缺陷 ;若乙方在房屋使用过程中发现存在以上房屋质量瑕疵或缺陷 ;乙方有权要求甲方限期做出补救措施 ;如甲方经乙方书面催告15日内不予协商、采取具体的补救措施或经过甲方或乙方补救后仍然无法达到交房条件 ;严重影响乙方实现合同目的的 ;乙方可据此解除合同 ;甲方应当赔偿乙方为使用合同房产已经发生的全部费用 ;包括装修费、设备购置、物业管理、人工工资、已付款项的资金费用及每天万分之三利息 ;律师咨询费等 ;。

The property Party A delivered to Party B should be in accordance with agreed delivery conditions. Party A should be responsible for the quality control of the housing structure to ensure the integrity and quality of glass curtain wall and avoid any quality defects like wall leakage. In any quality defects were found by Party B in the process of building use, Party shall have a right to request Party A to make a remedy within a time limit. If Party A make no negotiation or ignore to take remedial measures after receiving a written notice from Party B in 15 days or any remedial measures taken by Party A or Party B cannot meet the conditions of delivery property which will impact on the fulfillment of the contract purposes, Party B can terminate the contract. Party A shall compensate Party B all expenses occurred in the use of contract property (including renovation costs, equipment purchase, property management, labor wages, the cost of the paid capital, 3/10000 interest per day and Lawyer consultancy fee etc. ) and bear the liability for breach of contract.

3、甲方应确保该房屋权属清楚 ;无任何债权债务纠纷并具备充分的使用权转让条件 ;不存在其他使用权共有人 ;且房屋在本合同签订之前未曾设立抵押或签定涉及抵押内容的合同。

Party A shall ensure that the housing authority is clear without any claims and debts disputes and possess sufficient conditions for the transfer of right of use. There is no other use right here, and the property has not been set up the mortgage or signed any contract involving mortgage content before signing this contract.

4、乙方在本合同签订后即可开始规划设计、外装工程等活动 ;甲乙双方应当积极配合相互工作。

Party B can start planning design, external installation and other activities after signing the contract. Both parties actively cooperate with each other.

5、乙方二次装修应遵守相关法律法规。甲方应配合乙方办理二次装修及消防验收等工程改造 ;如果审批因房屋质量瑕疵或缺陷问题 ;乙方有权按照本条第二款执行。

Party B shall comply with the relevant laws and regulations to conduct the second decoration. Party A should cooperate with Party B to handle the second decoration and fire-protection acceptance engineering. If any quality defects occurred in the building examination and approval, Party B has the right to carry out in accordance with the second paragraph in this section.

6. 地下室为车库 ;乙方不能改变其用途 ;甲方应当保证设备能正常使用。

The basement is used for garage and Party B cannot change its use. Party A should guarantee that the equipment can be used normally.

第九条 ;房屋使用要求和维修责任。

Section 9, housing use requirement and maintenance responsibilities

1、在本合同约定的房产使用期第一年 ;自 2015年08月01日起12个月 ;内 ;乙方发现该房屋结构损坏或屋面漏水时 ;应及时通知甲方 ;由甲方按合同的约定 ;在接到乙方通知后15日内进行维修。逾期不维修的 ;乙方可代为维修 ;费用由甲方负责承担并从10%的工程保修金中扣除 ;乙方应保留有关收据、发票及转账凭证至合同房产使用费的最后付款日 ;。若经维修仍然无法正常使用的 ;乙方可据此单方面提出解除合同 ;并要求甲方承担交付房屋存在质量瑕疵的违约责任 ;赔偿乙方为本合同履行已经实际支付以及乙方为甲方垫付的全部费用 ;并按本合同第十二条第四款承担违约责任。

In the first year of the period of use of the premises as stipulated in this contract (12 months starting from 1st August 2015), Party B shall inform Party A in time when the housing structure is damaged or roof is leaking; in accordance with the contract, Party A shall carry out the maintenance in 15 days after receiving notice from Party B. if the maintenance exceeds the time limit, Party B may take charge of the maintenance and the expenses shall be borne by Party A and shall be deducted from 10% of the project guarantee payment(Party B shall keep receipt, invoice and transfer voucher to the final payment date of expenses of property use). Party B can unilaterally terminate the contract and require Party A to take the responsibility for breach of contract for quality defects in delivery of property and compensate Party B for expenses paid in the performance of this contract and all the cost Party B has paid for Party A; to comply with the fourth paragraph of Section 12, Party A is liable for the breach of contract.

2、乙方需装修房屋或者增设的附属设施和设备 ;必须是与乙方的经营项目有关的 ;超出经营项目的 ;必须事先通知甲方 ;由乙方按原房产使用合同的约定征得甲方的书面同意 ;若按规定须经有关部门审批的 ;应报经有部门核准后方可进行 ;甲方应予以积极配合和支持。

For any house renovation or facilities and equipment Party B need to handle shall be relevant with operating projects. Any activity beyond the operating items, Party A must inform Party B in advance and get written consent from Party A according to the original property use contract agreement. If required by the relevant departments for examination and approval, Party B should submit to the approval of the Department for carrying out, Party A should actively cooperate with and support.

第十条 ;房屋返还时的状态。

Section 10, the returning state of the house

1、乙方必须在2080年05月30日前 ;即本合同约定的房产使用期届满前 ;退出 ;交还房屋给甲方 ;但对已装修及改造的不可移动的部分不得拆除。

Party B must withdraw before 30th May 2080 (that is, before the expiration of the term of use of the property used in this contract), and return the premises to Party A, but shall not remove the non removable part of the renovation and transformation.

2、除甲方同意乙方继续使用外 ;未经甲方同意逾期返还房屋的 ;每逾期一月 ;除支付正常使用金外 ;乙方还应按月使用金的百分之十向甲方支付该房屋占用期间的使用费的违约金。

Party B shall return the rental Property to Party A on time. In case that Party B had delayed returning the Property without Party A’s prior consent, Party B shall pay the rental during the delayed period in addition to a monthly penalty which should be calculated by 10% of monthly rental.

3、乙方按本合同约定返还该房屋时 ;应经甲方验收认可 ;并相互结清各自的费用(包括因乙方添附等行为而增加的部分设施设备的折价结算) ;方可办理退出使用权手续。

Party B shall get approval from Party A in accordance with the time of returning the property as requested in the contract and get mutual settlement of their cost (including some discount settlement of facilities increased by Party B due to appended behavior) to handle the procedures of withdrawing the right of use.

第十一条 ;转租、转让和交换。

Section 11, sublet, transfer and exchange

在本合同房产使用期间 ;乙方有权再转让酒店、办公室、店面等的使用权或进行转租等对房屋使用权进行处分的行为 ;乙方须事先书面通知甲方 ;但无须得到甲方同意。甲方不能对乙方进行任何干涉和妨碍 ;如乙方有需要 ;应及时提供必要文件及配合 ;同时乙方同意按再转让成交金额的3%支付手续费给杏林社区居委会。

During the use of the contract property, Party B has the right to transfer or sublet the hotel, office and stores or take any behavior to deal with the property right. Party B shall inform Party A by written notice in advance, but not to be agreed by Party A. Party A shall not interfere with Party B and should provide necessary documents and cooperation to Party if needed. At the same time, Party B agrees to transfer 3% retransfer transaction amount to pay commission charge to the Xinglin community neighborhood committee.

第十二条 ;合同终止与违约责任。

Section 12, Termination of contract and liability for breach of contract

1、本合同双方履行完毕后自动终止。

This contract is automatically terminated after the completion of the two parties.

2、本合同不因甲方法人变更、分立、重组而失效 ;不因村两委改选而失效。若因甲方股权变动、法人变更或村两委改选、村两委新决议致使本合同无法继续履行的 ;甲方应按照本条第四款约定承担违约责任。

The contract shall not fail due to change of legal person, separation and recombination or the reelection of village committees. Any changes of equity, legal person of reelection of village committee or any new resolution of village committee make the contract cannot continue to perform, Party A should be liable for breach of contract according to No. 4 paragraph in this section.

3、本合同违约金为房屋使用权转让费总额的50% ;即7526.885万元。

The liquidated damages for transfer fee of property use right is 50% of the total amount, which is 75,268,850 yuan.

4、 ;1 ;在合同房产使用期间内发生合同终止 ;解除 ;的 ;除因乙方原因导致合同终止 ;解除 ;外 ;若因本合同终止 ;解除 ;使乙方遭受损失的 ;甲方应归还剩余的未使用年限的合同房产使用权转让费及占用利息 ;按同期中国人民银行贷款利率自合同生效之日计算至其实际归还日 ; ;并按照合同约定的房屋使用权转让费总额的50%作为违约金赔偿给乙方。

Contract termination (or release) occurred in the use of the contract property, in exception for termination caused by Party B, make Party B suffer from losses, Party A shall return the transfer fee of the unused years of property use right (counting from the effective date to the actual return date of contract according to the People’s bank loan interest), and compensate 50% of the total amount as liquidated damages to Party B in accordance with the agreement in the contract.

;2 ;如支付的违约金不足抵付乙方损失的 ;甲方应当按照实际损失赔偿 ;但出现下列情况应维持第十二条第四款的违约金 ;

A ;该房屋占地范围的土地使用权依法提前收回的 ;

The land use right of the property is to be recovered in advance in accordance with the law.

B ;该房屋因社会公共利益或城市建设需要被依法征用的或者拆迁的 ;

The property building is to be legally required or removed due to social public interest or urban construction need.

C ;该房屋因不可抗力原因毁损、灭失或者被鉴定为危险房屋的。

The building is damaged, lost or identified as dangerous building due to force majeure reason.

5、甲方应确保该房屋权属清楚 ;无任何债权债务纠纷并具备充分的使用权转让条件 ;不存在其他使用权共有人 ;且房屋在本合同签订之前未曾设立抵押或签定涉及抵押内容的合同 ;若在乙方使用经营期间 ;因甲方将该房产抵押或权利转让 ;产生法律纠纷 ;影响乙方的使用及经营的 ;甲方须赔偿乙方的所有经营损失并按照第十二条第三款赔偿。

Party A shall ensure that the housing authority is clear, without any claims and debts disputes and have the full use of the transfer conditions. There is no other use right here, and the property has not been set up the mortgage or signed any contract involving mortgage content before signing this contract. Legal disputes arising in the operation caused by property mortgage or transfer which affect Party B to use and operate the property, Party A should compensate all the operation losses in accordance with item three of section 12.

6、在本合同期间 ;除政府法令、不可抗力导致合同解除及本合同另有约定外 ;任何一方不可单方面解除合同 ;单方面解除合同一方应按第十二条第三款赔偿 ;给对方造成损失的 ;支付的违约金不足抵付一方损失的 ;还应赔偿造成的损失与违约金的差额部分。

In the course of the contract, either party could terminate the contract in addition to the government decree, force majeure cause or other agreement in this contract. Either party terminate the contract should compensate complying with item 3 in section 12. Any loss caused to the other party and the compensation failing to meet the loss, the party shall compensate the loss and difference between liquidated damages and loss.

7、任何一方违反本合同承诺和义务 ;导致本合同无法履行的 ;违反合同的一方 ;应按第十二条第三款支付违约金 ;守约方有权解除合同 ;但应书面通知违约方。合同自《解除合同书面通知书》送达至对方之日起解除 ;给对方造成损失的 ;支付的违约金不足抵付一方损失 ;还应赔偿造成的损失与违约金的差额部分。

Either party in violation of the contract commitments and obligations and leading to the failure of the contract, should pay for breach of contract according to the item 3 of section 12. The other party has the right to terminate the contract, but shall notify the party in breach. The contract should be terminated on the delivery of the written notice of contract termination. Any loss caused to the other party and the compensation failing to meet the loss, the party shall compensate the loss and difference between liquidated damages and loss.

8、因政府拆迁奖励按相关法律法规和政策执行 ;由于国家规划部门要求须将本地块变更为商业用地 ;产生的相关费用亦按相关法律法规和政策执行。如有上述情形 ;甲方保证乙方享有以下合法权益 ;乙方可选择获得相关的拆迁补偿奖励的50%或选择甲方按照本合同第十二条第四款赔偿乙方。

Government demolition awards are done according to the relevant laws and regulations and policy implementation. The relevant costs caused by national planning department to change the local block into commercial land should be implemented in accordance with relevant laws and policies. In case of the above situation, Party A guarantees that Party B shall enjoy the following legal rights and interests: Party B may choose to obtain 50% of the removal compensation or choose Party A to compensate according to item 4 in section 12.

9、甲、乙双方同意 ;有下列情形之一的 ;应当承担本条第三款约定的违约责任。违反合同的一方 ;应向另一方予以赔偿 ;给对方造成损失的 ;若支付的违约金不足抵付一方损失的 ;还应赔偿造成的损失与违约金的差额部分。同时守约一方可书面通知另一方解除本合同 ;合同自书面通知到达对方之日起解除。

In case the following circumstances, Party A and Party B shall bear the liability of breach of contract according to item 3 in this contract. Either party in violation of the contract shall be liable to compensate the other party. Any loss caused to the other party and the compensation failing to meet the loss, the party shall compensate the loss and difference between liquidated damages and loss. The other party has the right to terminate the contract on written notice. The contract should be terminated on the delivery of the written notice.

;1 ;       甲方交付的房产存在质量问题 ;不符合交房条件的 ;

The quality of the property delivered by Party A fails to meet the delivery conditions.

;2 ;       甲方房产使用权存在权利瑕疵 ;有权属问题及存在其他纠纷隐患的 ;

The property of Party A has authority defects, ownership problem and other hidden disputes.

;3 ;     乙方未按本合同约定征得甲方书面同意 ;擅自改变房屋用途 ;致使房屋损坏的 ;

Party B is unauthorized to change the use of the property and cause damages without the written consent from Party A.

;4 ;      因乙方原因造成房屋主体结构损坏的 ;

The main structure of the building is damaged caused by Party B.

;5 ;       甲方未保证乙方优先续租权 ;将房屋使用权转让给第三方的 ;

Party A transfer the use right of the property to third party without guarantee the priority of Party B for continuous lease.

;6 ;       乙方非法经营的 ;

The illegal operation of Party B.

;7 ;       乙方逾期支付房屋使用权转让费超过60日的 ;

Party B fails to pay the transfer fee for the use of the property for more than 60 days.

;8 ;       一方无正当理由单方面解除合同的 ;

The contract is unilaterally terminated without any justifiable cause

;9 ;       在房产使用权期间 ;非本合同约定情况 ;甲方擅自解除本合同 ;提前收回该房屋的或者乙方逾期支付房产使用权转让费超过60日的 ;

In the course of the property use, Party A terminate the contract without authorization and recover the property in advance or Party B fails to pay the transfer fee for the use of the property for more than 60 days.

10、若乙方逾期支付房产使用权转让费的 ;每逾期一日 ;乙方需以当期未支付金额为基数 ;按当年的万分之三的日利息支付逾期利息给甲方。延误日期超过60日时 ;甲方有权单方面终止本合同 ;并要求乙方支付逾期利息或者依本合同第十二条第三款计算的违约金。

If Party B fails to pay the transfer fee for the transfer of property rights, Party B needs to pay the daily overdue interest to Party A based on the current unpaid amount according to the 3/10000 of the day interest. When the delay of payment exceeds 60 days, Party A has the right to terminate this contract unilaterally, and request Party B to pay overdue interest or to calculate the liquidated damages in accordance with item 3 in section 12.

11、房产使用期间 ;乙方应合理使用并保护该房屋及附属设施 ;乙方未按约定或者超出约定范围和要求装修房屋或者增设附属设施的 ;甲方可以要求乙方恢复房屋原状或赔偿损失。

During use, Party B shall reasonably use and protect the premises and ancillary facilities. Party B fails to require the renovation of property or additional ancillary facilities according to the agreement or exceeding the scope of the agreement, Party A may request Party B to recover the state of the property and compensate the losses.

12、因不可抗力导致甲乙双方或一方不能完全履行本合同约定的有关义务时 ;甲乙双方相互不承担违约责任。但遇有不可抗力的一方或双方应予不可抗力发生后10日内将情况告之对方 ;并应当提供有关证明。在不可抗力影响消除后的合理时间内 ;若合同能够继续履行的 ;一方或双方应当继续履行合同。

Both parties do not assume the responsibility for breach of contract due to force majeure causes which make both parties and one party could not fulfill the obligations of the contract. In case of force majeure, both parties and one party shall inform the other party of the situation within 10 days after the occurrence and provide relevant evidence. If the contract can continue to be performed in a reasonable period of time after the event of force majeure, one party or both parties shall continue to perform the contract.

第十三条 ;其他条款

Section 13, other terms

1、本合同自双方签字之日起正式生效。

This contract shall come into effect as of the date of signature of both parties.

2、乙方须遵守国家的有关法律法规 ;依法经营与依法纳税 ;含租金物业税等 ; ;并加强管理 ;一切后果由乙方自行承担。

Party B shall comply with the relevant laws and regulations of the state, and shall be responsible for the operation and administration of the law and taxation law (including the property tax, etc.), and strengthen the management; all the consequences shall be borne by Party B.

3、本合同未尽事宜 ;经甲、乙双方协商一致 ;可订立补充条款。本合同补充条款及附件为本合同不可分割的一部分 ;本合同及其补充条款 ;具有同等效力。

Supplementary provisions can be made for matters not covered in this contract by the agreement of the two parties. The supplementary terms and the annex to this contract shall be an integral part of this contract. The contract and the supplementary provisions thereof shall have the same effect.

4、甲、乙双方在签署本合同时 ;均具有完全民事行为能力 ;对各自的权利、义务、责任清楚明白 ;并愿按合同规定严格执行。如一方违反本合同 ;另一方有权按本合同约定索赔。

Party A and Party B shall have full capacity for civil conduct when they sign the contract and clearly understand the rights, obligations and responsibilities of each party, and they shall strictly enforce in accordance with the stipulations of the contract. If one party violates the contract, the other party is entitled to claim as agreed in this contract.

第十四条 ;争议的解决

Section 14, dispute resolution

各方当事人在履行本合同过程中发生争议时 ;应当协商解决 ;协商不能解决的由合同房产所在地人民法院裁决。

Disputes arising from the execution of the contract shall be settled through consultation. Disputes cannot be solved by negotiation should be decided by people’s court of the property location.

第十五条 ;本合同一式二份 ;甲乙双方各执一份 ;具有同等效力。

Section 15, This contract is made in two copies, each party holds one copy and has the same effect.

居委会意见 ;盖章 ; ;

甲方 ;盖章 ; ;	乙方 ;盖章 ; ;

甲方代表 ;	乙方代表 ;

身份证号码 ;	身份证号码 ;
住址 ;	住址 ;
电话 ;	电话 ;
开户银行 ;	开户银行 ;
银行账号 ;	银行账号 ;